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MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
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EXHIBIT 23.1

Board of Directors
Microdyne Corporation

We have issued our reports dated November 3, 1998, accompanying the financial statements of Microdyne Corporation appearing in the Annual Report of the Company to its shareholders and accompanying schedules included in the Annual Report on Form 10-K for the year ended September 30, 1998, which we are incorporating by reference of said reports in the Registration Statements of the Company on Forms S-8 (File No 333-44820 effective December 27, 1991; File No. 333-47709, effective May 6, 1992; File No 333-89982 effective March 3, 1995;
File No 333-89980, effective April 26, 1995; and File No 333-14121, effective October 15, 1996.) We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton
Vienna, Virginia
December 16, 1998

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